UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2011

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                      Costs Associated with Exit or Disposal Activities.

On November 3, 2010, Olin Corporation (the “Company”) filed a Current Report on Form 8-K announcing that the Company approved a plan to relocate Winchester’s Centerfire Operations to Oxford, MS.  At that time, the Company was unable to estimate the charges that it would incur in connection with the transfer of these operations over the next several years.

On December 10, 2010, the Company filed an amendment to that Current Report on Form 8-K/A in which it estimated expenses associated with this relocation to include $7 million of employment-related costs, consisting of approximately $3 million for pension curtailment costs and approximately $4 million for other employment-related costs, plus certain other expenses which were not estimable at that time.

On July 22, 2011, the Company increased its total estimate by $23 million, as set forth in the table below.  For the three months ended June 30, 2011, the Company recorded a pretax restructuring charge of $2.2 million related primarily to the ratification of a new five and one half year Winchester, East Alton, IL union labor agreement.  The restructuring charge included a non-cash pension curtailment charge of $1.1 million, employee severance and related benefits costs of $0.8 million and employee relocation costs of $0.3 million.  The Company expects to incur additional pretax restructuring charges of approximately $20 million related to the relocation of our Winchester centerfire ammunition manufacturing operations from East Alton, IL to Oxford, MS through 2016.  The Company currently estimates that the expenses associated with this relocation, including the $7 million reported on the December 10, 2010, Form 8-K/A, will consist of:

Description
($ in millions)
Employee severance and job related benefits	$14.0
Employee relocation costs	10.0
Pension and other postretirement benefits curtailments	4.0
Facility exit costs	2.0
Total	$30.0

The total forecasted costs may change as the relocation and related actions are completed.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the relocation of Winchester’s Centerfire Operations and the expected amounts of costs and/or charges. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to, the Company’s ability to move and shut down the operations discussed in this filing in a timely and effective manner; changes in the Company’s business requirements; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
Name:  George H. Pain
Title:    Senior Vice President, General Counsel and Secretary

Date:  July 22, 2011